Exhibit 99.1

PROVIDENCE SERVICE CORPORATION

AT THE COMPANY	AT CAMERON ASSOCIATES

Fletcher McCusker – Chairman and CEO	Alison Ziegler	212-554-5469
Kate Blute – Director of Investor and Public Relations	Paul Henning	212-554-5462
520/747-6600

FOR IMMEDIATE RELEASE

Providence Service Corporation Announces First Quarter Earnings

Ahead of Expectations; Issues New 2006 Guidance

First Quarter Highlights:

•	Total revenue grew 34% to a record $43.0 million

•	Managed entity revenue grew 13% to $40.6 million

•	Diluted earnings per share of $0.26, ahead of expectations

•	Total client census increased 27% to 40,355 from 31,706

•	Total direct and managed contracts increased 91% to 610 from 320

TUCSON, ARIZONA – May 10, 2006 — The Providence Service Corporation (Nasdaq: PRSC) today announced financial results for the first quarter ended March 31, 2006, with earnings per diluted share ahead of prior Company guidance.

For the first quarter of 2006, the Company reported net income of $2.6 million, or $0.26 per diluted share, $0.02 ahead of Company guidance of $0.24 per diluted share issued March 15, 2006. In the quarter ended March 31, 2005, net income was $2.1 million, or $0.22 per diluted share, for a period over period net income gain of approximately $532,000, or 25%. Revenue was $43.0 million for the first quarter of 2006, an increase of 34% from $32.0 million for the comparable period in 2005. Providence’s direct client census grew to 22,158 at March 31, 2006, a 31% increase from 16,859 at March 31, 2005. The number of direct contracts increased to 355 at March 31, 2006 from 201 at March 31, 2005.

Managed entity revenue, which represents revenue of the not-for-profit social services organizations the Company provides management and/or administrative services to in return for a negotiated management fee, increased 13% to $40.6 million for the quarter ended March 31, 2006 from $35.9 million for the prior year period. Managed entity revenue is presented to provide investors with an additional measure of the size of the operations under Providence’s management or administration and can help investors understand trends in management fee revenue. Managed client census grew to 18,197 at March 31, 2006 as compared to 14,847 at March 31, 2005. Contracts of managed entities grew from 119 to 255 year over year.

—more—

5524 E. Fourth Street • Tucson, Arizona 85711 •Tel 520/747-6600 •Fax 520/747-6605 •www.provcorp.com

Providence Service Corporation Reports First Quarter Financial Results

“Most of our markets have returned to business as usual and we see little lingering effect from the congressional budgetary issues of last fall,” commented Fletcher McCusker, Chairman and CEO. “In fact, we are doing a little better than expected with an acceleration in contract growth in the quarter and a solid increase in census.”

Mr. McCusker added, “The recent follow-on offering completed in April raised net proceeds of approximately $60.0 million for Providence and allowed us to pay off our debt. It also strongly positions us to continue to execute our acquisition strategy. Anticipated growth from acquisitions as well as recent initiatives to increase home and community based care in states such as California, New Jersey and Texas make us optimistic for continued growth in our business.”

Revised 2006 Financial Guidance

The following table highlights Providence’s revised 2006 guidance.

	2006
	Actual Q1	Forecast
		Q2	Q3	Q4	Total
Revenues (in millions)	$43	$45	$45	$47	$180
Diluted earnings per share	$0.26	$0.29	$0.30	$0.35	$1.20
Operating expenses (% of Revenues)					87%

Providence’s new 2006 guidance assumes that 100% of the Company’s contracts are renewed with a small cost of living increase and that census will continue to grow based upon current contract commitments. It further assumes diluted common shares outstanding of approximately 12,200,000 for 2006. This includes the additional 2,000,000 shares of common stock (including a 270,000 share underwriter over-allotment) that was issued in connection with the Company’s recently completed follow-on offering. Revised diluted earnings per share guidance of $1.20 reflects $0.07 per share of dilution from the follow-on offering partially offset by the $0.02 per diluted share above the Company’s guidance in the first quarter.

This guidance does not include any projections for acquisition activity, with the exception of acquisitions completed in the first quarter of 2006 and the acquisition of W.D. Management, L.L.C on April 25, 2006. Further, this guidance does not include any unannounced material contracts or sole source agreements potentially available or equity based compensation expense. The Company expects an effective tax rate of approximately 41% for 2006. Previously issued guidance for 2006 was $1.25 per diluted share and did not account for the increase in shares associated with the follow-on offering.

“Consistent with Company policy, we do not factor in any benefit from acquisitions into our earnings guidance, however, the proceeds from the follow-on offering are key to the continued execution of our acquisition strategy,” commented Fletcher McCusker, Chairman and CEO. “We expect to put the money right to work.”

Providence will hold a conference call at 11:00 a.m. EDT (9:00 a.m. MDT, 8:00 a.m. Arizona and PDT) on Thursday, May 11, 2006 to discuss its financial results

—more—

Providence Service Corporation Reports First Quarter Financial Results

and corporate developments. Interested parties are invited to listen to the call live over the Internet at http://investor.provcorp.com or http://www.earnings.com. The call is also available by dialing (866) 383-8009, or for international callers (617) 597-5342 and by using the passcode 19079207. A replay of the teleconference will be available on http://investor.provcorp.com and http://www.earnings.com. A replay will also be available until May 18, 2006, by dialing (888) 286-8010 or (617) 801-6888, and using passcode 13640228.

Providence Service Corporation, through its owned and managed entities, provides home and community based social services to government sponsored clients under programs such as welfare, juvenile justice, Medicaid and corrections. Providence operates no beds, treatment facilities, hospitals, or group homes preferring to provide services in the client’s own home or other community setting. Through its owned and managed entities, Providence maintains 610 government contracts in 32 states and the District of Columbia as of March 31, 2006.

Certain statements herein, such as any statements about Providence’s confidence or strategies or its expectations about revenues, results of operations, profitability, earnings per share, contracts, acquisitions and related growth, growth resulting from initiatives in certain states, effective tax rate or market opportunities, constitute “forward-looking statements” within the meaning of the private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause Providence’s actual results or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, reliance on government-funded contracts, risks associated with government contracting, risks involved in managing government business, legislative or policy changes, challenges resulting from growth or acquisitions, adverse media and legal, economic and other risks detailed in Providence’s filings with the Securities and Exchange Commission. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Providence undertakes no obligation to update any forward-looking statement contained herein.

—financial tables to follow—

Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Income

(in thousands except share and per share data)

(UNAUDITED)

	Three months ended March 31,
	2006	2005
Revenues:
Home and community based services	$34,072	$26,175
Foster care services	4,691	3,359
Management fees	4,264	2,499

	43,027	32,033
Operating expenses:
Client service expense	32,032	24,175
General and administrative expense	5,500	3,959
Depreciation and amortization	682	371

Total operating expenses	38,214	28,505

Operating income	4,813	3,528
Other (income) expense:
Interest expense	464	86
Interest income	(54)	(48)

Income before income taxes	4,403	3,490
Provision for income taxes	1,776	1,396

Net income	$2,627	$2,094

Earnings (loss) per common share:
Basic	$0.27	$0.22

Diluted	$0.26	$0.22

Weighted-average number of common shares outstanding:
Basic	9,826,001	9,498,806
Diluted	10,151,664	9,659,489

—more—

Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Consolidated Balance Sheets

(in thousands except share and per share data)

	March 31, 2006	December 31, 2005
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$8,935	$8,994
Accounts receivable-billed, net of allowance of $556,000 and $523,000	22,404	19,972
Accounts receivable - unbilled	5,114	4,486
Management fee receivable	6,195	6,623
Other receivables	3,650	2,363
Restricted cash	1,775	1,950
Prepaid expenses and other	2,663	4,505
Notes receivable	65	288
Deferred tax assets	790	790

Total current assets	51,591	49,971
Property and equipment, net	2,557	2,385
Notes receivable from unconsolidated affiliates	1,301	1,319
Goodwill	45,586	44,732
Intangible assets, net	20,163	19,496
Other assets	1,294	1,110

Total assets	$122,492	$119,013

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,305	$2,134
Accrued expenses	10,916	11,283
Deferred revenue	191	183
Reinsurance liability reserve	1,600	1,859
Current portion of long-term obligations	6,515	4,083

Total current liabilities	20,527	19,542
Deferred tax liability	4,624	3,983
Long-term obligations, less current portion	13,149	14,241
Stockholders’ equity:
Common stock: Authorized 40,000,000 shares; $0.001 par value; 9,830,095 and 9,822,486 issued and outstanding (including treasury shares)	10	10
Additional paid-in capital	73,274	72,955
Retained earnings	11,207	8,581

	84,491	81,546
Less 146,905 treasury shares, at cost	299	299

Total stockholders’ equity	84,192	81,247

Total liabilities and stockholders’ equity	$122,492	$119,013

—more—

Providence Service Corporation Reports First Quarter Financial Results

The Providence Service Corporation

Consolidated Statements of Cash Flows

(in thousands)

(UNAUDITED)

	Three months ended March 31,
	2006	2005
Operating activities
Net income	$2,627	$2,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	254	207
Amortization	428	164
Amortization of deferred financing costs	31	31
Deferred income taxes	423	—
Tax benefit upon exercise of stock options	—	287
Changes in operating assets and liabilities, net of effects of acquisitions:
Billed and unbilled accounts receivable, net	(2,475)	(1,726)
Management fee receivable	428	(31)
Other receivable	(1,287)	—
Reinsurance liability reserve	(260)	—
Prepaid expenses and other	1,998	122
Accounts payable and accrued expenses	(1,874)	1,372
Deferred revenue	(7)	(400)

Net cash provided by operating activities	286	2,120
Investing activities
Purchase of property and equipment	(207)	(181)
Acquisition of businesses, net of cash acquired	(1,614)	(102)
Restricted cash for contract performance	175	—
Purchase of short-term investments	(191)	—
Advances to unconsolidated affiliate	(100)	—
Payment received on settlement note from former related party	17	—

Net cash used in investing activities	(1,920)	(283)
Financing activities
Net borrowings on revolving note	2,400	—
Payments of capital leases	—	(24)
Proceeds from common stock issued pursuant to stock option exercise, net	270	1,009
Tax benefit upon exercise of stock options	59	—
Income tax adjustment related to initial public offering	(10)	—
Deferred follow-on offering costs	(23)	—
Repayments of long-term debt	(1,121)	—

Net cash provided by financing activities	1,575	985

Net change in cash	(59)	2,822
Cash at beginning of period	8,994	10,657

Cash at end of period	$8,935	$13,479

###